SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AutoZone, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:

(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THIS FORM OF PROXY WAS INADVERTENTLY OMITTED FROM THE PROXY MATERIALS FILED WITH THE COMMISSION ON OCTOBER 26, 2005. IT WILL BE FIRST MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER 28, 2005.

PROXY

AUTOZONE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS

I hereby appoint Harry L. Goldsmith and Rebecca W. Ballou, and each of them, as proxies, with full power of substitution to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc., to be held at the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, on Wednesday, December 14, 2005, at 8:30 a.m. CST, and at any adjournments, on items 1 and 2 as I have specified, and in their discretion on other matters as may come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AUTOZONE, INC.

C/O COMPUTERSHARE
P.O. BOX 8078
EDISON, NJ 08818-8694
Your vote is important. Please vote immediately.

OR

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted FOR the election of the directors nominated by the Board of Directors and FOR proposal 2.

1.	Election of Directors.

	Nominees:	(01) Charles M. Elson, (02) Sue E. Gove, (03) Earl G. Graves, Jr.,
(04) N. Gerry House, (05) J.R. Hyde, III, (06) Edward S. Lampert,
(07) W. Andrew McKenna and (08) William C. Rhodes, III.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as independent registered public accounting firm for the 2006 fiscal year.	☐	☐	☐

3.	In the discretion of the proxies named herein, upon such other matters as may properly come before the meeting.

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

		MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:                           Date:                    Signature:                       Date: